UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2006

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 26, 2006, Columbia Equity Trust, Inc. (the "Company") filed a Current Report on Form 8-K announcing the entry by the Company into a material definitive agreement (the "Orchard Ridge Purchase Agreement") with Foulger Land Limited Partnership and Argo Orchard Ridge Manager, Inc. (the "Orchard Sellers") to acquire a three-story, approximately 102,400 square foot multi-tenant office building ("101 Orchard Ridge") located at 101 Orchard Ridge Drive in Gaithersburg, Maryland. The building is 100% leased to six tenants.

In conjunction with the acquisition, the Company assumed an existing financing (as described in Item 2.03) in the amount of $15.5 million. The balance of the acquisition was funded with proceeds from the Company's revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In conjunction with the acquisition of 101 Orchard Ridge, the Company assumed an existing financing in the amount of $15.5 million (the "Indebtedness").

The Indebtedness is secured by a first mortgage deed of trust on the 101 Orchard Ridge property and matures in May 2014. The Indebtedness requires monthly payments of interest-only at a fixed interest rate of 6.06% through May 2009 and monthly payments of principal and interest from June 2009 through May 2014 based on a fixed interest rate of 6.06% and 360 month amortization schedule.

The Indebtedness includes certain customary covenants, including without limitation, maintaining insurance on the property, payment of taxes and providing financial reports. The Indebtedness also includes prepayment penalties and customary events of default, including failure to pay a sum due, and sale or transfer of property in violation of the loan documents evidencing the Indebtedness. Upon the occurrence of an event of default under the Indebtedness, the lender may accelerate the obligation and declare amounts outstanding to be immediately due and payable and may foreclose on the property.

A default under the Indebtedness could also trigger a default under the Company’s revolving credit facility, which could accelerate amounts due under that agreement as well and result in foreclosures on the Company’s other properties.

Item 7.01 Regulation FD Disclosure.

On September 12, 2006, the Company issued a press release announcing the acquisition described in Item 2.01 above. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements that are required to be filed pursuant to this item will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information this is required to be filed pursuant to this item will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(c) Exhibits.

The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No. Description
99.1 Press release, dated September 12, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

September 14, 2006	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 12, 2006